As filed with the Securities and Exchange Commission on March 13, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLICUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, Texas	77030
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan
(Full titles of the plans)

Richard A. Fair
President and Chief Executive Officer
Bellicum Pharmaceuticals, Inc.
2130 W. Holcombe Blvd., Ste. 800
Houston, Texas 77030
(832) 384-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Robinson, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Alan A. Musso, C.P.A., C.M.A. Chief Financial Officer and Treasurer Bellicum Pharmaceuticals, Inc. 2130 W. Holcombe Blvd., Ste. 800 Houston, Texas 77030 (832) 384-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer		Accelerated filer	☒

Non-accelerated filer	 (Do not check if a smaller reporting company)	Smaller reporting company	

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.01 par value per share	500,000 shares	$11.87	$5,935,000	$687.87

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 500,000 shares of the Registrant's Common Stock reserved for issuance upon the exercise of an outstanding stock option granted under the 2014 Plan are calculated using the exercise price of such stock option of $11.87 per share.

EXPLANATORY NOTE
The Registration Statement is being filed for the purpose of registering an additional 500,000 shares of the Registrant’s Common Stock to be issued pursuant to the 2014 Plan, which has been amended to provide for the inducement awards.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2014 (File No. 333-201036). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
4.4 (4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.
4.5 (5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(6)
Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Forms of Stock Option Grant Notices, Stock Option Agreements and Notices of Exercise, Form of Restricted Stock Award Notice and Restricted Stock Award Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement thereunder.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(4)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2016, and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 13, 2017, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 13, 2017.

Bellicum Pharmaceuticals, Inc.

By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Fair	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 13, 2017
Richard A. Fair

/s/ Alan A. Musso	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 13, 2017
Alan A. Musso

/s/ James Brown	Chairman of the Board of Directors	March 13, 2017
James Brown

/s/ James M. Daly	Member of the Board of Directors	March 13, 2017
James M. Daly

/s/ Stephen R. Davis	Member of the Board of Directors	March 13, 2017
Stephen R. Davis

/s/ Reid M. Huber, Ph.D.	Member of the Board of Directors	March 13, 2017
Reid M. Huber, Ph.D.

/s/ Frank B. McGuyer	Member of the Board of Directors	March 13, 2017
Frank B. McGuyer

/s/ Kevin M. Slawin, M.D.	Member of the Board of Directors	March 13, 2017
Kevin M. Slawin, M.D.

/s/ Jon P. Stonehouse	Member of the Board of Directors	March 13, 2017
Jon P. Stonehouse

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
4.4 (4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.
4.5 (5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(6)
Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Forms of Stock Option Grant Notices, Stock Option Agreements and Notices of Exercise, Form of Restricted Stock Award Notice and Restricted Stock Award Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement thereunder.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(4)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2016, and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 13, 2017, and incorporated herein by reference.